APPLICATION FOR SHARES

To:	Lone Oak Acquisition Corp.	(the “Company”)
Cricket Square
Hutchins Drive
PO Box 2681
Grand Cayman, KY1-1111
Cayman Islands

Attention:   The Board of Directors

Date:  June 17, 2010

I apply for and request you to allot to me 10,000 shares with a par value of $0.001 in the capital of the Company, and undertake to pay all calls made upon the said shares as and when required by the directors to do so.

I agree to take the said shares subject to the Memorandum and Articles of Association of the Company and I authorise you to enter the following name and address in the Register of Members of the Company:

Name:	Baris Merzeci

Address:	Maslak Mashattan Residences, B1 Blok K:8. D:47. Maslak,
Istanbul, Turkey

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all members’ meetings. Notice by telephone or facsimile to either of the said numbers or electronic mail to the stated e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars:

Tel: +90 532 5453021
Fax: +90 212 3303444
E-mail address: bmerzeci@yahoo.com

Yours faithfully,

/s/ Baris Merzeci
Baris Merzeci